SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 14, 2007

Armitage Mining Corp.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51246	84-1647399
(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, 6th Floor
Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

(972) 764-5355
(Issuer's Telephone Number)

8100 East Union Avenue, Suite 1206
Denver, Co

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in an 8-K filed with the Securities and Exchange Commission on February 14, 2007, Armitage Mining Corp. ("Armitage Mining") entered into and closed a share exchange agreement with Golden Autumn Holdings Inc. ("Golden Autumn"), and each of Golden Autumn's shareholders (the "Purchase Agreement"). Pursuant to the Purchase Agreement, AMC acquired all of the issued and outstanding capital stock of Golden Autumn from the Golden Autumn shareholders in exchange for 17,032,970 shares of AMC's common stock. As a result, Golden Autumn is now a majority owned subsidiary of AMC.

Following the above-referenced share exchange, Armitage Mining is filing this 8-K to report that it has retained a fiscal year ending on September 30th.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMITAGE MINING CORP.

Dated: March 29, 2007	By:	/s/ Charles Fu
Name: Charles Fu Title: President